SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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                           MAXCOR FINANCIAL GROUP INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             [GRAPHIC LOGO OMITTED]
                                     MAXCOR

                                                                     May 7, 2004

Dear Stockholder:

         We write to correct a typographical error that appeared on page 8 of the proxy statement recently mailed to you in connection with the solicitation of proxies for our 2004 Annual Meeting of Stockholders, to be held on June 9, 2004. The inadvertent error consisted of an omission of the words "and Michael" in the first sentence of the first full paragraph on page 8. This omission may have resulted in the erroneous implication that Michael Scharf is an "independent director" under the listing requirements of The Nasdaq Stock Market and that there are six independent directors on our nine-person Board of Directors, instead of five. Accordingly, the first full paragraph on page 8 (with the correction underscored) should read as follows:

         Independence of Directors

                  The Board has determined that each of the Company's directors, other than Messrs. Gilbert and Michael Scharf, Mr. Reihl and Mr. Clark, qualifies as an "independent director" in accordance with the published listing requirements of The Nasdaq Stock Market ("Nasdaq"). The Nasdaq independence definition consists of a series of objective tests, including that the director is not an officer or employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by Nasdaq marketplace rules, the Board has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment by each such director in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the individual directors and the Company with regard to each director's business and personal activities as they may relate to the Company and the Company's management.

         We apologize for the error and thank you for your understanding. Please remember that your vote is important. Be sure to review the proxy materials previously provided to you, including the instructions for directing your vote, to ensure that your shares are represented at our 2004 Annual Meeting.

                                           Very truly yours,


                                           /s/ ROGER E. SCHWED
                                           -------------------------------------
                                           Roger E. Schwed
                                           Secretary


                           Maxcor Financial Group Inc.
                One Seaport Plaza, 19th Floor, New York, NY 10038
                    o Tel. 646-346-7000 o Fax. 646-346-6920